Exhibit 10.1

FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT
FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “First Amendment”), dated as of August 5, 2013, among American Airlines, Inc., a Delaware corporation (the “Borrower”), AMR Corporation, a Delaware corporation (the “Parent”), the 2013 New Lenders (as defined below) and Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below (as amended by this First Amendment).
W I T N E S S E T H:
WHEREAS, the Borrower, the Parent, the Lenders from time to time party thereto, the Administrative Agent and certain other parties thereto are parties to a Credit and Guaranty Agreement, dated as of June 27, 2013 (the “Credit Agreement”);
WHEREAS, pursuant to and in accordance with Section 2.27 of the Credit Agreement, the Borrower has requested that the Credit Agreement be amended to provide for an increase in the existing Class B Term Loans thereunder in an aggregate amount not to exceed $850,000,000 and that such new Class B Term Loans (the “New Class B Term Loans”) be provided by existing Lenders and other banks or financial institutions that become Lenders under the Credit Agreement (each such Person committing to provide and providing any such New Class B Term Loans on the First Amendment Effective Date (as defined below) being referred to herein as a “2013 New Lender”);
WHEREAS, all such New Class B Term Loans provided by the 2013 New Lenders shall, from and after funding on the First Amendment Effective Date, be treated as Class B Term Loans for all purposes of the Credit Agreement; and
WHEREAS, the 2013 Lenders are willing to provide the New Class B Term Loans subject to the terms and conditions set forth herein and in the Credit Agreement;
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION ONE - Credit Agreement Amendments. Subject to the satisfaction of the conditions set forth in Section Two hereof:

(1)The preamble to the Credit Agreement is hereby amended by replacing the text “each of the several banks and other financial institutions or entities from time to time party hereto as a lender (the “Lenders”)” with text “the Lenders (as defined below)”.

(2)The following definitions shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“2013 New Lender” shall mean each Lender described in clause (b) of the definition of “Lenders”. It is understood and agreed that all 2013 New Lenders shall, from and after the First Amendment Effective Date, be Lenders for all purposes of this Agreement.
“First Amendment” shall mean the First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, among the Borrower, the Parent, the Administrative Agent and the 2013 New Lenders.
“First Amendment Effective Date” shall mean August 5, 2013.
(3)The definition of “Lenders” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:
“Lenders” shall mean (a) each of the several banks and other financial institutions or entities from time to time party hereto as a lender and (b) effective as of the First Amendment Effective Date, the banks and financial institutions listed on Schedule A to the First Amendment (as appended to the First Amendment on the First Amendment Effective Date).
(4)The definition of “Term Loan Commitment” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:
“Term Loan Commitment” shall mean (a) prior to the First Amendment Effective Date, the commitment of each Term Lender to make Term Loans hereunder and, in the case of the Class B Term Loans, in an aggregate principal amount not to exceed the amount set forth under the heading “Class B Term Loan Commitment” opposite its name in Annex A hereto or in the Assignment and Acceptance pursuant to which such Term Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof, and (b) on and after the First Amendment Effective Date, the commitment of each 2013 New Lender to make Term Loans hereunder and, in the case of the Class B Term Loans, in an aggregate principal amount not to exceed the amount set forth under the heading “Class B Term Loan Commitment” opposite its name in Schedule A to the First Amendment (as appended to the First Amendment on the First Amendment Effective Date) or in the Assignment and Acceptance pursuant to which such Term Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $1,050,000,000. The aggregate amount of the Term Loan Commitments as of the First Amendment Effective Date is $1,900,000,000. The Term Loan Commitments as of the Closing Date and as of the First Amendment Effective Date are for Class B Term Loans.
(5)Section 2.01(b) of the Credit Agreement is hereby amended (i) by inserting the text “or, in the case of a 2013 New Lender, the First Amendment Effective Date” immediately following the text “Closing Date” in the heading and (ii) by inserting the text “and/or on the First Amendment Effective Date, as applicable” immediately following the text “Closing Date” in each place where such text appears.

(6)Section 2.03(b) of the Credit Agreement is hereby amended by inserting the text “(or the First Amendment Effective Date, as applicable)” immediately following the text “Closing Date” in each place where such text appears.

SECTION TWO - Conditions to Effectiveness. This First Amendment shall become effective on the date (the “First Amendment Effective Date”) when each of the following conditions specified below shall have been satisfied:

(1)the Borrower, the Parent, the Administrative Agent and each 2013 New Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022, attention: Jonathan Goldstein (facsimile number: (646) 848 7270);

(2)the Administrative Agent shall have received (a) a Collateral Coverage Ratio Certificate demonstrating in reasonable detail that, after giving pro forma effect to the New Class B Term Loans, the Collateral Coverage Ratio shall be no less than 1.6 to 1.0, (b) an Officer’s Certificate demonstrating in reasonable detail that, after giving pro forma effect to the New Class B Term Loans, the aggregate amount of Liquidity shall be no less than $1,500,000,000 and (c) a good standing certificate of the Secretary of State of Delaware, dated as of a recent date, for the Borrower and the Parent;

(3)the Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary (or similar officer), of such entity dated the date hereof and certifying as to the incumbency and specimen signature of each Responsible Officer of each of the Borrower and the Parent executing this First Amendment or any other document delivered by it in connection herewith (such certificate to contain a certification by another Responsible Officer of that entity as to the incumbency and signature of the Responsible Officer signing the certificate referred to in this clause (3));

(4)The Borrower shall have paid to the Administrative Agent for the benefit of itself, the Joint Lead Arrangers and the Lenders (including the 2013 New Lenders) the then-unpaid balance of all accrued and unpaid fees due, owing and payable (including any fees agreed to in connection with the arrangement, syndication and issuance of the New Class B Term Loans and the reasonable attorneys' fees of Shearman & Sterling LLP) for which invoices have been presented at least one Business Day prior to the date hereof;

(5)the Administrative Agent shall have received an Officer's Certificate certifying (A) as to the truth in all material respects of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, (other than the representations and warranties set forth in Sections 3.05(b), 3.09(a) and 3.16 of the Credit Agreement) and made by it as though made on the date hereof, except to the extent that any such representation or warranty relates to a specified date, in which case as of such date (provided, that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a "Material Adverse Change" or "Material Adverse Effect"

shall not be considered (for purposes of this proviso) to be qualified by materiality) shall be true and correct in all respects as of the applicable date, before and after giving effect to the New Class B Term Loan) and (B) as to the absence of any event occurring and continuing, or resulting from the New Class B Term Loans on, the First Amendment Effective Date, that constitutes a Default or an Event of Default;

(6)the Administrative Agent shall have received a Loan Request pursuant to Section 2.03(b) with respect to the New Class B Term Loans; and

(7)the Administrative Agent and the 2013 New Lenders shall have received:

(i)
a letter from Gary F. Kennedy, Senior Vice President, General Counsel and Chief Compliance Officer for the Borrower, enabling each 2013 New Lender that becomes a party to the Credit Agreement within 30 days of the First Amendment Effective Date to rely on his opinion delivered on the Closing Date.

(ii)
a letter from Pillsbury Winthrop Shaw & Pittman LLP, special regulatory counsel to the Borrower and the Guarantors, enabling each 2013 New Lender that becomes a party to the Credit Agreement within 30 days of the First Amendment Effective Date to rely on its opinion delivered on the Closing Date.

SECTION THREE - No Default; Representations and Warranties. (a) In order to induce the 2013 New Lenders to make the New Class B Term Loans pursuant to this First Amendment, the Borrower represents and warrants to each of the 2013 New Lenders, the Administrative Agent and the Collateral Agent that on and as of the date hereof after giving effect to this First Amendment, (i) no Default or Event of Default has occurred and is continuing or would result from giving effect to the New Class B Term Loans on the First Amendment Effective Date and (ii) the representations and warranties contained in the Credit Agreement and the other Loan Documents, (other than the representations and warranties set forth in Sections 3.05(b), 3.09(a) and 3.16 of the Credit Agreement), are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof except to the extent that such representations and warranties expressly relate to an earlier date and in such case as of such date; provided that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality) are true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to the New Class B Term Loans.
(b)    The Borrower and the Parent hereby confirm that all of their obligations under the Credit Agreement are and shall continue to be, in full force and effect. The parties hereto confirm and agree that the term “Obligations” and “Guaranteed Obligations” as used in the Credit Agreement, shall include all obligations of the Borrower with respect to the New Class B Term Loans and all obligations of the Guarantor with respect of the guarantee of such obligations, respectively.

SECTION FOUR - Reference to and Effect on the Credit Agreement. On and after the effectiveness of this First Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this First Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this First Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This First Amendment shall be deemed to be a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

SECTION FIVE - Execution in Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This First Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this First Amendment.

SECTION SIX - Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION SEVEN - The provisions set forth in Sections 10.04, 10.05(b)-(d), 10.09, 10.10, 10.11, 10.13, 10.15-10.17 (inclusive) of the Credit Agreement are hereby incorporated mutatis mutandis herein by reference thereto as fully and to the same extent as if set forth herein.

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year first above written.

AMERICAN AIRLINES, INC.

By: /s/ Peter M. Warlick
Name: Peter M. Warlick
Title: Vice President and Treasurer

AMR CORPORATION

By: /s/ Bella Goren
Name: Bella Goren
Title: Senior Vice President -
Chief Financial Officer

AMERICAN AIRLINES – SIGNATURE PAGE TO FIRST AMENDMENT

Exhibit 10.1

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent

By: /s/ Mary Kay Coyle
Name: Mary Kay Coyle
Title: Managing Director

By: /s/ Michael J. Stanchina
Name: Michael J. Stanchina
Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH,
as 2013 New Lender

By: /s/ Mary Kay Coyle
Name: Mary Kay Coyle
Title: Managing Director

By: /s/ Michael J. Stanchina
Name: Michael J. Stanchina
Title: Director

AMERICAN AIRLINES – SIGNATURE PAGE TO FIRST AMENDMENT

Exhibit 10.1

SCHEDULE A

2013 New Lender	Class B Term Loan Commitment

DEUTSCHE BANK AG NEW YORK BRANCH	$850,000,000